                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[X]  Preliminary Information Statement
[ ]  Confidential, for use of the Commission only
     (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                                 DRILLING, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1) Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------
         2) Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):

            --------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------
         5) Total Fee Paid:

            --------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
                  1) Amount Previously Paid:
                     ----------------------------------------------
                  2) Form, Schedule or Registration Statement No.:
                     ----------------------------------------------
                  3) Filing Party:
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                  4) Dated Filed:
                     ----------------------------------------------

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                                                              PRELIMINARY COPIES
                                                              ------------------

                                 DRILLING, INC.
                          24 CORPORATE PLAZA, SUITE 180
                         NEWPORT BEACH, CALIFORNIA 92660
                                 (949) 720-4627
                         -------------------------------

              NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

April __, 2004

To the Stockholders of Drilling, Inc.:

         The attached Information Statement is being delivered by Drilling, Inc. ("Drilling") in connection with the approval by our stockholders of an amendment to our articles of incorporation to: (i) change our corporate name to "PivX Solutions, Inc."; (ii) authorize 10,000,000 shares of blank-check preferred stock (the "Preferred Stock"), whereby the board of directors of Drilling will be authorized to establish, from the authorized shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series, and (iii) update the address for the Corporation's agent for service of process in Nevada and remove provisions not otherwise required to be located in the articles of incorporation under Nevada law. The stockholders of record as of April 5, 2004 are entitled to receive this Information Statement. The Information Statement is first being mailed to stockholders on or about April __, 2004. We anticipate that the amendment to our articles of incorporation will become effective on or after May __, 2004.

         Effective as of March 26, 2004, our board of directors approved a resolution authorizing us to file the amendment to our articles of incorporation with the Nevada Secretary of State. Drilling will seek approval from the holders of a majority of the outstanding shares of our common stock entitled to vote thereon pursuant to a written consent in accordance with Section 78.320(2) of the General Corporation Law of the State of Nevada approving and adopting the amendment to our articles of incorporation.

         This letter and the accompanying Information Statement are being distributed to you, our stockholders, in accordance with the requirements of
Section 78.320(2) of the Nevada General Corporation Law and Section 14(c) of the Securities Exchange Act of 1934, as amended. The Information Statement describes in greater detail the proposed changes to our articles of incorporation.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         Thank you for your continued interest in and support of Drilling.

                                       By Order of the Board of Directors



                                       Robert Shively, Chief Executive Officer

                                                              PRELIMINARY COPIES
                                                              ------------------

                                 DRILLING, INC.
                          24 CORPORATE PLAZA, SUITE 180
                         NEWPORT BEACH, CALIFORNIA 92660
                                 (949) 720-4627
                              --------------------
                              INFORMATION STATEMENT
                              --------------------


         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Information Statement is being mailed on or about April ___, 2004 to all stockholders of record of Drilling, a Nevada corporation, as of the close of business on April 5, 2004. It is being furnished in connection with the adoption of an amendment to our articles of incorporation by written consent of the holders of a majority of the outstanding shares of common stock. We anticipate that the amendment will become effective on or after May __, 2004. A copy of the amended and restated articles of incorporation marked to show changes from the previous version is attached to this document as Exhibit A.

         On March 11, 2004, Drilling, Pivx Solutions, LLC, a California limited liability company ("Pivx"), and the members of Pivx entered into that certain Securities Purchase Agreement and Plan of Reorganization (the "Agreement"), whereby Drilling agreed to issue 1.55 shares of its common stock to each Pivx member for every Pivx membership interest transferred to Drilling by such member (the "Reorganization"). Immediately following the initial closing of the Reorganization, the former members holding a majority of the outstanding membership interests of Pivx became the majority stockholders of Drilling by acquiring approximately 72.6% of the total outstanding shares of Drilling. As a result of the Reorganization, Pivx became a subsidiary of Drilling.

         Effective as of March 26, 2004, our board of directors adopted resolutions approving an amendment to our articles of incorporation to: (i) change our name to "PivX Solutions, Inc."; (ii) authorize 10,000,000 shares of Preferred Stock, whereby the board of directors of Drilling will be authorized to establish, from the authorized shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series, and (iii) update the address for our agent for service of process in Nevada and remove provisions not otherwise required to be located in our articles of incorporation under Nevada law.

         The amended and restated articles of incorporation will be distributed to the holders of a majority of the issued and outstanding shares of our common stock entitled to vote thereon for approval by written consent in accordance with Section 78.320(2) of the Nevada General Corporation Law. Our board of directors decided to obtain the written consent of holders of a majority of the outstanding common stock entitled to vote on the amended and restated articles in order to eliminate the cost and delay involved in holding a special meeting of our stockholders and in order to amend our articles of incorporation in a timely manner.

         The record date for purposes of determining the stockholders to whom this Information Statement is sent is April 5, 2004. As of the record date, we had 21,133,789 shares of common stock issued and outstanding, with each share of common stock entitled to one vote.

         Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the amended and restated articles of incorporation may not be effected until at least 20 calendar days after this Information Statement is sent or given to our stockholders. We anticipate that the amended and restated articles of incorporation will become effective on or after May __, 2004 upon filing with the Nevada Secretary of State.

         There will not be a meeting of stockholders and none is required under the Nevada General Corporation Law because this action will be approved by written consent of the holders of a majority of the outstanding shares of our voting common stock.

                   AMENDMENTS TO THE ARTICLES OF INCORPORATION

NAME CHANGE TO PIVX SOLUTIONS, INC.

         Our board of directors has approved the change of our corporate name from "Drilling" to "PivX Solutions, Inc." by means of an amendment to our articles of incorporation. The corporate name change will become effective upon the filing of an amendment to our articles of incorporation with the Nevada Secretary of State, which is expected to occur as soon as reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our stockholders.

         Our board of directors believes that changing our corporate name is in the best interest of the corporation and our stockholders.

         The voting and other rights that accompany our securities will not be affected by the change in our corporate name. Our ticker symbol, which is currently "DLLG," and our CUSIP number will both change as a result of our name change. Stockholders may, but need not, exchange their certificates to reflect the change in corporate name. Your existing certificate will continue to represent shares of our common stock as if our name had not changed. Our transfer agent will issue stock certificates with our new name as stock certificates are sent in upon transfers of shares by our existing stockholders. Until you sell or otherwise transfer your shares of common stock, there is no need to send us or our transfer agent your existing stock certificates.

AUTHORIZATION OF PREFERRED STOCK

         Our board of directors has authorized 10,000,000 shares of Preferred Stock, whereby the board of directors of Drilling will be authorized to establish, from the authorized shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series. The rights and preferences established by the board of directors for the Preferred Stock may include, but are not limited to, dividend rates, conversion prices, voting rights, redemption rights and preemptive rights. The change to our authorized capital will become effective upon the filing of an amendment to our articles of incorporation with the Nevada Secretary of State, which is expected to occur as soon as reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our stockholders.

         The board of directors believes that it is advisable and in the best interests of Drilling to have the Preferred Stock available in an amount adequate to provide for our future needs. The additional shares will be available for issuance from time to time by Drilling in the discretion of the board of directors with such rights, preferences and privileges as the board may determine, and normally without stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, and convertible debt and equity financing.

         We have no present commitments for the issuance or use of the Preferred Stock. However, our board of directors believes that if the authorization of the Preferred Stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of our stockholders at that time could significantly impair our ability to meet financing requirements or other objectives.

         The Preferred Stock which our board of directors would be authorized to issue following the filing of the amendment would have a dilutive effect upon the percentage of our equity owned by present stockholders. The issuance of the Preferred Stock might be disadvantageous to current stockholders in that Drilling may elect to issue shares of Preferred Stock with rights, preferences or privileges senior to those held by current owners of our common stock without their prior consent. The rights and preferences established by the board of directors for the Preferred Stock may include, but are not limited to, dividend rates, conversion prices, voting rights, redemption rights and preemptive rights.

UPDATING AND REMOVING PROVISIONS FROM OUR ARTICLES OF INCORPORATION

         Our board of directors has authorized updating the address for our agent for service of process in Nevada and removing provisions not otherwise required to be located in our articles of incorporation under Nevada law. The provisions proposed to be removed include former Article VIII regarding written consent by the board of directors and former Article IX regarding interested director transactions. The board of directors also proposed to amend former
Article V, as amended, which provides that the number of directors may consist of up to nine (9) directors with a provision stating that the number of directors shall be determined in accordance with our bylaws.

         The board of directors believes that it is advisable and in the best interests of our stockholders to make these changes to our articles of incorporation, as amended, to avoid creating conflicts with our corporate bylaws and Nevada law. These changes to our articles of incorporation will become effective upon the filing of the amendment to our articles of incorporation with the Nevada Secretary of State, which is expected to occur as soon as reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our stockholders.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of the amendment of the articles of incorporation under the Nevada General Corporation Law. We will obtain this approval through the written consent of stockholders owning a majority of the outstanding voting shares of our common stock. Therefore, a meeting to approve the name change and the amendment to the articles of incorporation is unnecessary and will not take place for this purpose. A copy of the amendment is attached to this Information Statement as Exhibit A.

         Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters (such as certain amendments to the articles of incorporation, and certain mergers and reorganizations), in which cases Nevada law and our bylaws require the favorable vote of at least a majority of all outstanding shares. Stockholders are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

ABSENCE OF DISSENTERS' RIGHTS

         No dissenters' or appraisal rights are available to our stockholders under the Nevada General Corporation Law in connection with the amendment.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth certain information with respect to beneficial ownership of our stock as of April 5, 2004 by:

                  o persons known by us to be the beneficial owners of more than five percent (5%) of our issued and outstanding common stock;

                  o        each of our executive officers and directors; and

                  o        all of our officers and directors as a group.

         Percentages are computed using a denominator of 21,291,502 shares of common stock outstanding, which is the total number of shares outstanding assuming the acquisition of all of the Pivx membership interests outstanding in subsequent closings of the Reorganization pursuant to terms of the Agreement.

NAME AND ADDRESS OF BENEFICIAL OWNER              NUMBER OF SHARES      PERCENT OF CLASS
--------------------------------------------- ------------------------- ------------------
Robert Shively (1)                                   6,349,293                29.8%

Geoff Shively (1)                                    4,278,000                20.1%

D. Glen Raiger(1) (2)                                   38,750                  *

Wes Nichols (1)                                         77,500                  *

Kenneth Dill (1)                                       620,000                2.9%

Frank Marino (3)                                     1,921,763                9.0%

All officers and directors as a group               11,363,543               53.4%
(5 persons)

--------------------------
(1)  Address is 24 Corporate Plaza, Suite 180, Newport Beach, California 92660.
(2) Includes 38,750 shares issuable upon exercise of a stock option held by Mr. Raiger.
(3)  Address is 4600 Campus, Newport Beach, California, 92660. * Less than 1%.

                                    By Order of the Board of Directors:

                                    Drilling, Inc.


                                    By:    /s/ Robert Shively
                                        ---------------------------------------
                                        Robert Shively, Chief Executive Officer

Newport Beach, California
April __, 2004

                                                                       EXHIBIT A

                                   CERTIFICATE
                                       OF
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                 DRILLING, INC.

         Pursuant to the provisions of Sections 78.385 and 78.403 of the Nevada Revised Statutes, as amended, the undersigned does hereby declare and certify that:

1. He is the duly elected and acting President of Drilling, Inc., a corporation duly organized and existing under the laws of the State of Nevada (the "Corporation."), and he has been authorized to execute this certificate by resolution of the Corporation's board of directors.

2. The Articles of Incorporation of the Corporation were originally filed by the Secretary of State on the 24th day of April, 1975 under the name Domi Associates, Inc.

3. The board of directors of this Corporation duly adopted resolutions on March 26, 2004, proposing to amend and restate the Articles of Incorporation, declaring said amendment and restatement to be advisable and in the best interests of this Corporation and its stockholders and authorizing the appropriate officers of this Corporation to solicit the consent of the stockholders therefore, which resolution setting forth the proposed amendment and restatement is as follows:

         RESOLVED, that the Articles of Incorporation of this Corporation be amended and restated as follows:

                                    ARTICLE I
                                    ---------

         The name of the Corporation is:  PivX Solutions, Inc.

                                   ARTICLE II
                                   ----------

         The name of the corporation's resident agent is GKL Resident Agents/Filings, Inc., and the street address of the said resident agent where process may be served is 1000 East William Street, Suite 204, Carson City, Nevada 89701.

                                   ARTICLE III
                                   -----------

         The nature of the business and the objects and purposes proposed to be transacted, promoted or carried on by the Corporation to engage in any lawful activity. To do any and all things necessary, suitable and proper for the accomplishment of any of the purposes, the fulfillment of any of the obligations, or the furtherance of any of the powers hereinbefore set forth, either alone or in association, partnership, or joint venture with other persons, firms, or corporations, and to do every other act or acts, thing or things, incidental or appurtenant to, growing out of, or connected with, the aforesaid business or powers, any part or parts thereof, provided the same be not inconsistent with the laws under which Corporation is organized.

         The above and foregoing statement of purposes shall be construed as a statement of both purposes and powers and shall not be construed as limiting in any way the powers conferred upon corporations generally by the laws of the State of Nevada.

                                   ARTICLE IV
                                   ----------

         The aggregate number of shares which the corporation shall have authority to issue is 100,000,000 shares of common stock, $0.001 par value per share (the "Common Stock"), and 10,000,000 shares of preferred stock, undesignated as to series (the "Preferred Stock"). To the furthest extent allowed by Sections 78.195 and 78.1955 of the Nevada Revised Statutes, as amended, the Board of Directors is authorized to establish, from the authorized shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series. Without limiting the authority of the Board of Directors granted hereby, each such class or series of Preferred Stock shall have such voting powers (full or limited or no voting powers), such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

         All stock when issued shall be deemed fully paid and non-assessable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose. Unless authorized by the Corporation's board of directors, stockholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation.

                                    ARTICLE V
                                    ---------

         The number of directors of the Corporation shall be established in accordance with the Bylaws of the Corporation.

                                   ARTICLE VI
                                   ----------

         The capital stock of Corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and Stockholders of Corporation shall not be individually liable for the debts and liabilities of Corporation, and the Articles of Incorporation shall never be amended as to the aforesaid provisions.

                                   ARTICLE VII
                                   -----------

         This Corporation shall have perpetual existence.

                                  ARTICLE VIII
                                  ------------

         The Board of Directors shall have the power and authority to make, alter, or amend the Bylaws; to fix the amount, in cash or otherwise, to be reserved as working capital; and to authorize and cease to be executed the mortgages and liens upon the property and franchises of Corporation.

                                   ARTICLE IX
                                   ----------

         Except as otherwise provided in Sections 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030 of the Nevada Revised Statutes, as amended, a director or officer shall not be individually liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (a) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and (b) his breach of those duties involved intentional misconduct, fraud or a knowing violation of the law.

                                    ARTICLE X
                                    ---------

         This Corporation shall not be governed by, nor shall the provisions of Sections 78.378 through and including 78.3793 and Section 78.411 through and including 78.444 of the Nevada Revised Statutes, as amended, in any way whatsoever affect the management, operation or be applied to Corporation. This
Article X may only be amended by a majority vote of not less than 90% of the then issued and outstanding shares of Corporation. A quorum of outstanding shares for voting on an Amendment to this Article X shall not be met unless 95% or more of the issues and outstanding shares are present at a properly called and noticed meeting of the Stockholders. The super-majority set forth in this
Article X only applies to any attempted amendment to this Article.

4. The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the foregoing amendment is at least a majority.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amended and Restated Articles of Incorporation this ___day of May, 2004.



                                           -----------------------------------
                                           Robert Shively, President